Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 22, 2021, relating to the financial statements of Vector Acquisition Corporation II appearing in the Registration Statement Amendment No. 1 to Form S-1, File No. 333-253171.

/s/ WithumSmith+Brown, PC

New York, New York
March 9, 2021